UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2022

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SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

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England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.
On June 23, 2022, (the “Closing Date”), Sensata Technologies, Inc. (the “Borrower”) and certain other indirect, wholly-owned subsidiaries of Sensata Technologies Holding plc (the “Company”), including Sensata Technologies Intermediate Holding B.V. (the “Parent”) and Sensata Technologies B.V. (“STBV”), entered into an amendment (the “Credit Facility Amendment”) to (i) the Credit Agreement, dated as of May 12, 2011 (as amended, supplemented, waived, or otherwise modified prior to the Credit Facility Amendment, the “Credit Agreement,” and as further amended pursuant to the Credit Facility Amendment, the “Amended Credit Agreement”; unless defined herein, capitalized terms have the same meanings as defined in the Amended Credit Agreement), among the Borrower, the Parent, Morgan Stanley Senior Funding, Inc., as Administrative Agent, the lenders party thereto, and certain other parties, and (ii) the Foreign Guaranty, dated as of May 12, 2011 (as amended, supplemented, waived, or otherwise modified prior to the Credit Facility Amendment), made by certain affiliates of the Borrower as the Foreign Guarantors in favor of the Secured Parties as defined in the Credit Agreement.

Pursuant to the Credit Facility Amendment, among other changes to the Credit Agreement and the other Loan Documents provided for therein, (i) the aggregate principal amount of the Revolving Credit Commitments under the Credit Agreement was increased by $330 million, with the result that the aggregate principal amount of the Revolving Credit Commitments under the Amended Credit Agreement is $750 million; (ii) the maturity date of the Revolving Credit Facility was extended to the earlier of (1) June 23, 2027 and (2) if the term loans under the Credit Agreement are not refinanced with a maturity date that is on or after June 23, 2027 by June 22, 2026 (which is the 90th day prior to the current maturity date of the term loans of September 20, 2026), June 22, 2026; (iii) the Foreign Guarantors (excluding STBV) were released from their obligations to guarantee and provide collateral security for the obligations of the Borrower and the other Loan Parties relating to the Revolving Credit Facility and certain related obligations, subject to an obligation to reinstate such guaranties and collateral security if the term loans under the Credit Agreement are refinanced or their maturity is extended, or if the Borrower obtains additional terms loans thereunder, and in any such case the Foreign Guarantors’ continue to guarantee or provide collateral security for such refinanced, extended or additional term loans; (iv) Sensata Technologies Bermuda Ltd. was released as a guarantor and securing party under the Amended Credit Agreement and the other Loan Documents; (v) the provisions of the Credit Agreement regarding interest on Revolving Credit Loans were amended to replace LIBOR-based rates with rates based on Term SOFR with regard to Revolving Credit Loans denominated in U.S. dollars, to replace LIBOR-based rates with rates based on Daily Simple SONIA with regard to Revolving Credit Loans denominated in pounds sterling, and to make certain associated changes; and (vi) certain of the operational and restrictive covenants and other terms and conditions of the Credit Agreement were modified to provide the Borrower and its affiliates increased flexibility and permissions thereunder.

The foregoing description of the Credit Facility Amendment is qualified in its entirety by reference to the full text of the Credit Facility Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1
Amendment No. 11 to Credit Agreement and Amendment No. 2 to Foreign Guaranty, dated as of June 23, 2022, by and among Sensata Technologies, Inc., Sensata Technologies Intermediate Holding B.V., the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, an L/C Issuer and the Swing Line Lender, and the Revolving Credit Lenders and other L/C Issuers party thereto.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ Maria Freve
Date:	June 29, 2022	Name: Maria Freve
Title: Vice President and Chief Accounting Officer

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